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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 26, 1995 (except with respect to the matter discussed in paragraph 5 in the Commitments and Contingencies Footnote, as to which the date is March 8, 1995) included in this Annual Report of R. R. Donnelley & Sons Company on Form 10-K for the year ended December 31, 1994, into mpany's previously filed Registration Statements on Form S-8 (File Nos. 33-19803, 33-43632, 33-49431, 33-49809 and 33-52805), Forms S-3 (33-49539 and
33-57807) and previously filed post-effective amendments thereto.

                                          Arthur Andersen LLP

Chicago, Illinois,
March 27, 1995